SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) June 19, 1995


                   Preferred Properties Fund 82
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

             0-10878	                  94-2775846
   (Commission File Number)        (I.R.S. Employer Identification No.)

         5665 Northside Drive, N.W., Atlanta, Georgia            30328
          (Address of Principal Executive Offices)          (Zip Code)

                              (404) 916-9090
           (Registrant's Telephone Number, Including Area Code)

                              N/A
       (Former Name or Former Address, if Changed Since Last Report)


Item 2.    Acquisition or Disposition of Assets

     On June 19, 1995, the note receivable (the "Note") held by Registrant which was issued to Registrant in connection with the sale in 1992 of Registrant's Amfac Hotel property was satisfied. The obligor under the Note prepaid the outstanding principal balance of the Note of $4,250,000 for a discounted amount of $4,100,000. The maturity date of the Note was February 1997. As the Note was the only remaining asset of Registrant, the Managing General Partner of Registrant agreed to the discounted payment in order to reduce certain of the costs which Registrant would have occurred in order to maintain its existence. After sufficient reserves are established, the Managing General Partner intends to wind up the affairs of Registrant, dissolve Registrant and distribute any remaining proceeds (including the net proceeds from the Note prepayment) to the partners.



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  PREFERRED PROPERTIES FUND 82

                  By:  Montgomery Realty Company 80,
                       its General Partner

                       By:  Fox Realty Investors,
                            its Managing Partner

                            By:  NPI Equity Investments II, Inc.,
                                 its Managing partner

Date:  June 29, 1995             By:   /s/ Michael L. Ashner
                                       Michael L. Ashner,
                                       President